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                                                                  EXHIBIT 3.1.41

                               ARTICLES OF MERGER
                                       OF
                           SCI SYSTEMS COLORADO, INC.
                                  WITH AND INTO
                              SCI TECHNOLOGY, INC.

         Pursuant to Section 10-2B-11.05 of the Alabama Business Corporation Act, the undersigned corporation adopts the following Articles of Merger:

         FIRST: The names of the merging corporations are SCI Technology, Inc. (the "Parent"), a corporation organized under the laws of the State of Alabama, and SCI Systems Colorado, Inc. (the "Subsidiary"), a corporation organized under the laws of the State of Colorado and a wholly-owned subsidiary of the Parent. The Parent and Subsidiary wish to merge. The surviving corporation shall be the Parent and such corporation shall be governed by the laws of the State of Alabama.

         SECOND: Annexed hereto as Exhibit A and made a part hereof is the Agreement and Plan of Merger for merging the Subsidiary with and into the Parent, as adopted by unanimous written consent action of the Board of Directors of Parent.

         THIRD: Neither shareholder approval of Parent nor shareholder approval of Subsidiary was required.

         FOURTH: The Articles of Incorporation of Parent are filed in Madison County, Alabama.

         SIXTH: The merger shall be effective at 5:00 p.m., CDT, on June
30,1998.

                  (Remainder of page left intentionally blank)

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         IN WITNESS WHEREOF, the Parent has executed these Articles of Merger this 19th day of June, 1998.

                                        SCI TECHNOLOGY, INC..

                                        By:   /s/  Michael M. Sullivan
                 ------------------------------------
                                        Name: Michael M. Sullivan
                                        Title: Secretary

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                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (the "Plan of Merger") is adopted for SCI Systems Colorado, Inc. (the "Subsidiary"), a business corporation organized under the laws of the State of Colorado, and SCI Technology, Inc. (the "Parent"), a business corporation organized under the laws of the State of Alabama.

         1. SCI Systems Colorado, Inc. (sometimes referred to herein as the "Terminating Corporation") shall, pursuant to the provisions of the Alabama Business Corporation Act and the Colorado Business Corporation Act, be merged with and into SCI Technology, Inc., which shall be the surviving corporation at the effective time and date of the merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Surviving Corporation shall continue to exist under the name "SCI Technology, Inc." The separate existence of SCI Systems Colorado. Inc. shall cease at the effective time and date of the merger in accordance with the respective provisions of the Alabama Business Corporation Act and the Colorado Business Corporation Act.

         2. The Articles of Incorporation of SCI Technology, Inc. at the effective time and date of the merger shall be the Articles of Incorporation of the Surviving Corporation

         3. The Bylaws of SCI Technology, Inc. at the effective time and date of the merger will continue in full force and effect as the Bylaws of the Surviving Corporation.

         4. The directors and officers in office of the Surviving Corporation at the effective time and date of the merger shall be the directors and officers of the Surviving Corporation.

         5. Upon the Effective Date (as hereinafter defined), each share of the stock of the Terminating Corporation issued and outstanding immediately prior to the Effective Date of the merger shall be automatically and without further action cancelled and retired. Each share of the stock of the Surviving Corporation issued and outstanding immediately prior to the Effective Date of the merger shall remain outstanding.

         6. The Board of Directors and the proper officers of the Terminating Corporation and the Board of Directors and the proper officers of the Surviving Corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger described herein.

         7. The merger of the Surviving Corporation and the Terminating Corporation shall be effective at 5:00 p.m., CDT, on June 30, 1998, or such other date and time as the Board of Directors of the Surviving Corporation and the Terminating Corporation, respectively, shall determine (the "Effective Date").

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and
Plan of Merger this 19th day of June, 1998.

                                        SCI SYSTEMS COLORADO, INC

                                        By:    /s/  Michael M. Sullivan
                                            ------------------------------------

                                        Name: Michael M. Sullivan

                                        Title: Secretary________________________

                                        SCI TECHNOLOGY, INC.

                                        By:    /s/  Michael M. Sullivan
                                            ------------------------------------

                                        Name:  Michael M. Sullivan

                                        Title: Secretary________________________

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